As filed with the Securities and Exchange Commission on November 14, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ZeroFox Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1557361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1834 S. Charles Street

Baltimore, Maryland 21230

(Address of principal executive offices)(Zip Code)

ZeroFox Holdings, Inc. 2022 Incentive Equity Plan

ZeroFox, Inc. 2013 Equity Incentive Plan

ID Experts Holdings, Inc. 2016 Stock Option and Grant Plan

ID Experts Holdings, Inc. 2017 Equity Incentive Plan

(Full title of the plans)

Thomas P. FitzGerald
General Counsel and Corporate Secretary
ZeroFox Holdings, Inc.
1834 S. Charles Street
Baltimore, Maryland 21230

(Name and address of agent for service)

(855) 936-9369

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey N. Ostrager

Anthony J. Rosso

Venable LLP

1270 Avenue of the Americas

New York, New York 10020

Tel: (212) 307-5500

Fax: (212) 307-5598

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) covers the registration of (i) 11,750,135 shares of common stock, par value $0.0001 per share (the “Common Stock”), of ZeroFox Holdings, Inc., a Delaware corporation (the “Company”), reserved for issuance pursuant to awards that may be granted under the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan, (ii) 6,369,641 shares of Common Stock issuable upon the exercise of stock options originally granted under the ZeroFox, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), (iii) 183,544 shares of Common Stock issuable upon the exercise of stock options originally granted under the ID Experts Holdings, Inc. 2016 Stock Option and Grant Plan (the “2016 Plan”), and (iv) 1,582,857 shares of Common Stock issuable upon the exercise of stock options originally granted under the ID Experts Holdings, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The stock options under the 2013 Plan, the 2016 Plan and the 2017 Plan were assumed by the Company in connection with the Business Combination (as defined in the Reoffer Prospectus).

This Registration Statement includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain executive officers of the Company identified in the Reoffer Prospectus (the “Selling Stockholders”). The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Stockholders upon the exercise of stock options granted under the 2013 Plan and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by each Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Up to 4,536,146 Shares of Common Stock

Offered by the Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 4,536,146 shares of common stock, par value $0.0001 per share (the “Common Stock”) of ZeroFox Holdings, Inc., a Delaware corporation (the “Company”). This Reoffer Prospectus covers shares of Common Stock issuable upon the exercise of stock options previously granted to the Selling Stockholders under the ZeroFox, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon the exercise of the stock options relating to the shares of Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices, varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell any, all, or none of the shares and we do not know when or in what amounts the Selling Stockholders may sell their shares under this Reoffer Prospectus. The prices at which any of the shares may be sold, and the commissions, if any, paid in connection with any such sales, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Stockholders may sell their shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Common Stock covered by this Reoffer Prospectus will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This Reoffer Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “ZFOX”. On November 11, 2022, the last reported sales price of our Common Stock was $4.04 per share.

See the section entitled “Risk Factors” beginning on page 3 of this Reoffer Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is November 14, 2022

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, the consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of L&F” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “we” “us” and “our” in this Reoffer Prospectus to refer to ZeroFox Holdings, Inc. and its consolidated subsidiaries.

Background

On August 3, 2022 (the “Closing Date”), we consummated the transactions contemplated by the Business Combination Agreement, dated as of December 17, 2021 (the “Business Combination Agreement”), by and among L&F Acquisition Corp., a Cayman Islands exempted company (“L&F”), L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F (“L&F Holdings”), ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“ZF Merger Sub”), IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“IDX Merger Sub”), IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings (“IDX Forward Merger Sub”), ZeroFox, Inc., a Delaware corporation (“Legacy ZeroFox”), and ID Experts Holdings, Inc., a Delaware corporation (“IDX”). As contemplated by the Business Combination Agreement, L&F was domesticated as a Delaware corporation and changed its name to ZeroFox Holdings, Inc. (the “Domestication”). On the Closing Date, we consummated the merger transactions contemplated by the Business Combination Agreement, whereby following the Domestication (i) ZF Merger Sub merged with and into Legacy ZeroFox (the “ZF Merger”), with Legacy ZeroFox being the surviving company in the ZF Merger and continuing (immediately following the ZF Merger) as a direct, wholly-owned subsidiary of ZeroFox Holding, LLC (f/k/a L&F Holdings), (ii) immediately following the ZF Merger, IDX Merger Sub merged with and into IDX (the “IDX Merger”), with IDX being the surviving company in the IDX Merger (“Transitional IDX Entity”) and continuing (immediately following the IDX Merger) as a direct, wholly-owned subsidiary of ZeroFox Holdings, LLC and (iii) immediately following the IDX Merger, Transitional IDX Entity merged with and into IDX Forward Merger Sub (the “IDX Forward Merger”), with IDX Forward Merger Sub being the surviving company in the IDX Forward Merger and continuing (immediately following the IDX Forward Merger) as a direct, wholly-owned subsidiary of ZeroFox Holdings, LLC. The foregoing transactions are collectively referred to as the “Business Combination.”

Company Overview

We are an enterprise cybersecurity software-as-a-service company that addresses the full lifecycle of external cyber threats and risks for our customers. External cybersecurity encompasses the threats that target internet accessible systems, devices and digital assets that exist beyond the protection of an organization’s endpoint and firewall systems. The ZeroFox platform addresses these risks by providing enterprises external threat intelligence and protection to disrupt attacks and threats to brands, people, systems, assets and data, and respond to data breaches across the internet. The integration of IDX’s technology into the ZeroFox platform enhances the platform to support expanded use cases, additional cross-sell synergy opportunities between ZeroFox’s and IDX’s customer bases and future growth. The combined business creates a unique competitive advantage by providing external threat protection capabilities and breach response services, for companies protecting against, or responding to, an external cyberattack, effectively capturing the entire lifecycle of the external cybersecurity market.

Corporate Information

Our principal executive offices are located at 1834 S. Charles Street, Baltimore, Maryland 21230, and our telephone number is (855) 936-9369. Our website is www.zerofox.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 4,536,146 shares of Common Stock issuable upon the exercise of stock options previously granted to the Selling Stockholders under the 2013 Plan. Upon the exercise of the stock options relating to the shares of Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of shares by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Lock-Up Restrictions

Of the 4,536,146 shares of Common Stock that may be offered or sold by the Selling Stockholders identified in this Reoffer Prospectus, 4,536,146 of those shares (the “Lock-Up Shares”), are subject to certain lock-up restrictions pursuant to our amended and restated bylaws, effective as of the Closing Date. Pursuant to our amended and restated bylaws, subject to certain exceptions, the Lock-Up Shares will be locked-up for a period of 180 days after August 3, 2022 (the “Lock-Up Period”), provided that if (A) at least 120 days have elapsed since the Closing Date and (B) the Lock-Up Period is scheduled to end during a blackout period under the Company’s insider trading policy or within five trading days prior to a blackout period, the Lock-Up Period shall end 10 trading days prior to the commencement of the blackout period (the “Blackout-Related Release”); provided that the Company is required to announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two trading days in advance of the Blackout-Related Release; and provided further that the Blackout-Related Release shall not occur unless the Company shall have publicly released its earnings results for the quarterly period that includes the Closing Date.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” starting on page 8 in our final prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act on October 7, 2022, in connection with our registration statement on Form S-1 (“Final Prospectus”), which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that event, the trading price of our Common Stock could decline and you could lose part or all of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements related to plans, strategies and objectives of management, our business prospects, our systems and technology, future profitability and our competitive position, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. The inclusion or incorporation by reference of any statement in this Reoffer Prospectus does not constitute an admission by us or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•
our ability to recognize the anticipated benefits of the Business Combination;
•
defects, errors or vulnerabilities in the ZeroFox platform, the failure of the ZeroFox platform to block malware or prevent a security breach, misuse of the ZeroFox platform or risks of product liability claims that would harm our reputation and adversely impact our business, operating results and financial condition;
•
if our enterprise platform offerings do not interoperate with our customers’ network and security infrastructure, or with third-party products, websites or services, our results of operations may be harmed;
•
we may not timely and cost-effectively scale and adapt our existing technology to meet our customers’ performance and other requirements;
•
our ability to introduce new products, solutions and features is dependent on adequate research and development resources and our ability to successfully complete acquisitions;
•
our success depends, in part, on the integrity and scalability of our systems and infrastructure;
•
we rely on third-party cloud providers, such as Microsoft Azure, Amazon Web Services and Cloudflare, to host and operate our platform and any disruption of or interference with our use of these facilities may negatively affect our ability to maintain the performance and reliability of our platform, which could cause our business to suffer;
•
we rely on software and services from other parties;
•
Legacy ZeroFox has a history of losses, and we may not be able to achieve or sustain profitability in the future;
•
if organizations do not adopt cloud and/or SaaS-delivered external cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and our results of operations may be adversely affected;
•
we have experienced rapid growth in recent periods, and if we do not manage our future growth, our business and results of operations will be adversely affected;
•
we face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations;
•
competitive pricing pressure may reduce revenue, gross profits and adversely affect our financial results;
•
adverse general and industry-specific economic and market conditions and reductions in customer spending, in either the private or public sector, including as a result of geopolitical uncertainty such as the ongoing conflict between Russia and Ukraine, may reduce demand for our platform or products and solutions, which could harm our business, financial condition and results of operations;
•
the COVID-19 pandemic could adversely affect our business, operating results, and financial condition;
•
if we fail to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences, our ability to remain competitive could be impaired;
•
if we are unable to maintain successful relationships with our channel partners, or if our channel partners fail to perform, our ability to market, sell and distribute our platform will be limited, and our business, financial position and results of operations will be harmed;
•
we target enterprise customers and government organizations, and sales to these customers involve risks that may not be present or that are present to a lesser extent with sales to smaller entities;
•
historically, one U.S. government customer has accounted for a substantial portion of IDX’s revenues and is expected to account for a substantial portion of our revenues following the Business Combination;
•
we may need to raise additional capital to maintain and expand our operations and invest in new solutions, which capital may not be available on terms acceptable to us, or at all, and which could reduce our ability to compete and could harm our business;
•
we will incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations;
•
sales of our Common Stock, or the perception of such sales, by us or the selling securityholders pursuant to the Final Prospectus in the public market or otherwise could cause the market price for our Common Stock to decline;
•
there may not be an active trading market for our Common Stock, which may make it difficult to sell shares of Common Stock;
•
the trading price of our Common Stock may be volatile due to factors outside of our control;
•
the notes issued in connection with the Business Combination may impact our financial results, result in the dilution of stockholders, create downward pressure on the price of our Common Stock and restrict our ability to raise additional capital or take advantage of future opportunities;
•
we rely heavily on the services of our senior management team, and if we are not successful in attracting or retaining senior management personnel, we may not be able to successfully implement our business strategy; and
•
our management has limited experience in operating a public company.

Additional information concerning these, and other risks, is described under the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX” sections of the Final Prospectus incorporated by reference in this Reoffer Prospectus. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

USE OF PROCEEDS

The shares of Common Stock offered by the Selling Stockholders pursuant to this Reoffer Prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from the sale of the shares hereunder. All the proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders pursuant to this Reoffer Prospectus will go to the Selling Stockholders. For more information, see the sections titled “Selling Stockholders” and “Plan of Distribution” included below.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the shares of Common Stock by the Selling Stockholders.

The table below sets forth, as of November 10, 2022 (the “Determination Date”): (i) the name of each Selling Stockholder who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each Selling Stockholder; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares of Common Stock (and the percentage of our outstanding shares as of the Determination Date) of Common Stock each Selling Stockholder will own after the offering, assuming each Selling Stockholder sells all of the shares offered in this Reoffer Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please see “Plan of Distribution” below for more information.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percent of Common Stock Beneficially Owned After this Offering(4)
Timothy S. Bender(5)	833,527	892,441	115,118	*
Thomas P. FitzGerald(6)	75,146	171,766	—	—
Todd P. Headley(7)	306,334	226,731	79,603	*
Scott O’Rourke(8)	589,867	657,861	93,039	*
John R. Prestridge, III (9)	118,088	171,766	—	—
Michael Price(10)	733,295	884,002	—	—
Kevin T. Reardon(11)	896,401	1,531,579	—	—

_________________

* Less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules and includes shares subject to options that are currently exercisable or exercisable within 60 days of the Determination Date.
(2)
The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock issuable to a person pursuant to options previously granted irrespective of whether such options are exercisable as of the Determination Date or will become exercisable within 60 days of the Determination Date.
(3)
Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased, sold or otherwise acquired or disposed of by such Selling Stockholder.
(4)
Percentages are based on 118,178,028 shares of Common Stock issued and outstanding as of the Determination Date.

(5)
Includes the following: (i) 115,118 shares of Common Stock held of record by Mr. Bender and (ii) 892,441 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 718,409 stock options are or will be exercisable within 60 days of the Determination Date. Mr. Bender is our Chief Financial Officer and served as Chief Financial Officer of Legacy ZeroFox from 2016 until the Closing Date.
(6)
Includes 171,766 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 75,146 stock options are or will be exercisable within 60 days of the Determination Date. Mr. FitzGerald is our General Counsel and Corporate Secretary and served as General Counsel and Corporate Secretary of Legacy ZeroFox from March 2021 until the Closing Date.
(7)
Includes the following: (i) 79,603 shares of Common Stock held of record by Mr. Headley and (ii) 226,731 shares issuable upon the exercise of stock options granted under the 2013 Plan, all of which are presently exercisable. Mr. Headley is a member of our Board and was a director of Legacy ZeroFox from 2014 until the Closing Date.
(8)
Includes the following: (i) 93,039 shares of Common Stock held of record by Mr. O’Rourke and (ii) 657,861 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 496,828 stock options are or will be exercisable within 60 days of the Determination Date. Mr. O’Rourke is our Chief Revenue Officer and served as the Chief Revenue Officer of Legacy ZeroFox from 2017 until the Closing Date.
(9)
Includes 171,766 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 118,088 stock options are or will be exercisable within 60 days of the Determination Date. Mr. Prestridge is our Chief Marketing Officer and served as the Chief Marketing Officer of Legacy ZeroFox from March 2020 until the Closing Date.
(10)
Includes 884,002 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 733,295 stock options are or will be exercisable within 60 days of the Determination Date. Mr. Price is our Chief Technology Officer and served as the Chief Technology Officer of Legacy ZeroFox from 2015 until the Closing Date.
(11)
Includes 1,531,579 shares of Common Stock issuable upon the exercise of stock options granted under the 2013 Plan, of which 896,401 stock options are or will be exercisable within 60 days of the Determination Date. Mr. Reardon is our Chief Operating Officer and served as Chief Operating Officer of Legacy ZeroFox from January 2020 until the Closing Date.

Other Material Relationships with the Selling Stockholders

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The number of shares of Common Stock to be reoffered or resold under this Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144, when eligible to do so. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of our Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Venable LLP.

EXPERTS

The financial statements of L&F Acquisition Corp. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from August 20, 2020 (inception) through December 31, 2020, incorporated by reference in this Reoffer Prospectus have been audited by WithumSmith+Brown, PC, independent registered accounting firm, as stated in their report thereon incorporated by reference herein, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of ZeroFox, Inc. and subsidiaries as of January 31, 2022 and 2021, and for each of the three years in the period ended January 31, 2022, incorporated by reference in this Reoffer Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of ID Experts Holdings, Inc. and subsidiary as of and for the year ended December 31, 2021, incorporated by reference in this Reoffer Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of ID Experts Holdings, Inc. and subsidiary as of December 31, 2020 and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the accounting for revenue as of January 1, 2020 due to the adoption of a new standard.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of this Reoffer Prospectus and prior to the termination of the offering under this Reoffer Prospectus:

(a) The Company’s prospectus filed with the SEC on October 7, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-267200);

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 15, 2022;

(c) The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 16, 2022 and for the quarterly period ended June 30, 2022 filed with the SEC on July 28, 2022;

(d) The Company’s Current Reports on Form 8-K filed with the SEC on May 4, 2022, June 7, 2022 (with respect to Item 3.01 only), July 14, 2022, August 2, 2022, and August 9, 2022 (other than information furnished and not filed, and as amended by the Current Report Form 8-K/A filed with the SEC on September 12, 2022); and

(e) The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 3, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to ZeroFox Holdings, Inc., Attn: Legal, 1834 S Charles Street, Baltimore, MD 21230; (855) 936-9369.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.zerofox.com. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement:

(a) The Company’s prospectus filed with the SEC on October 7, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-267200);

(b) The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 16, 2022 and for the quarterly period ended June 30, 2022 filed with the SEC on July 28, 2022;

(c) The Company’s Current Reports on Form 8-K filed with the SEC on May 4, 2022, June 7, 2022 (with respect to Item 3.01 only), July 14, 2022, August 2, 2022, and August 9, 2022 (other than information furnished and not filed, and as amended by the Current Report Form 8-K/A filed with the SEC on September 12, 2022); and

(d) The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on August 3, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Company’s certificate of incorporation and amended and restated bylaws limit the liability of the registrant’s directors to the fullest extent permitted by the DGCL, and provide that the registrant will indemnify its directors to the fullest extent permitted by the DGCL.

The Company has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers, and other employees as determined by our board of directors. Under the terms of such indemnification agreements, the Company is required to indemnify each of its directors and officers, to the fullest extent permitted by applicable law by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No. or Annex	Filed Herewith
4.01	Certificate of Incorporation of ZeroFox Holdings, Inc.	8-K	001-39722	08/09/2022	3.1

4.02	Amended and Restated Bylaws of ZeroFox Holdings, Inc.	8-K	001-39722	08/09/2022	3.2

5.01	Opinion of Venable LLP					X

23.01	Consent of WithumSmith+Brown, independent registered public accounting firm of L&F Acquisition Corp.					X

23.02	Consent of KPMG LLP, independent registered public accounting firm of ID Experts Holdings, Inc.					X

23.03	Consent of Deloitte & Touche LLP, independent registered public accounting firm of ID Experts Holdings, Inc.					X

23.04	Consent of Deloitte & Touche LLP, independent registered public accounting firm of ZeroFox, Inc.					X

23.05	Consent of Venable LLP (included in Exhibit 5.01 hereto)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)					X

99.01	ZeroFox Holdings, Inc. 2022 Incentive Equity Plan	424B3	333-262570	07/14/2022	Annex H

99.02	ZeroFox, Inc. 2013 Equity Incentive Plan, as amended	S-4/A	333-262570	04/08/2022	10.17

99.03	ID Experts Holdings, Inc. 2016 Stock Option and Grant Plan					X

99.04	ID Experts Holdings, Inc. 2017 Equity Incentive Plan					X

107	Filing Fee Table					X

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 14, 2022.

ZEROFOX HOLDINGS, INC.

By:	/s/ James C. Foster
Name:	James C. Foster
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Foster, Timothy S. Bender, and Thomas P. FitzGerald, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Foster James C. Foster	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	November 14, 2022
/s/ Timothy S. Bender Timothy S. Bender	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2022
/s/ Peter Barris Peter Barris	Director	November 14, 2022
/s/ Sean Cunningham Sean Cunningham	Director	November 14, 2022

Signature	Title	Date

/s/ Adam Gerchen Adam Gerchen	Director	November 14, 2022
/s/ Todd P. Headley Todd P. Headley	Director	November 14, 2022
/s/ Thomas F. Kelly Thomas F. Kelly	Director	November 14, 2022
/s/ Samskriti King Samskriti King	Director	November 14, 2022
/s/ Corey M. Mulloy Corey M. Mulloy	Director	November 14, 2022